United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                        Date of Report: February 5, 2002.

                        Commission File Number: 000-26249


                          WEBSERVICE INNOVATIONS, INC.
                     (formerly Snohomish Equity Corporation)

Nevada                                                                33-0507843
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

31878  Del  Obispo  Suite  118-606,  San  Juan  Capistrano  CA             92675
(Address of principal executive offices)                              (Zip Code)

Registrant's  telephone  number,  including  area  code:         (949)  366-2674

Securities  registered  pursuant  to  Section  12(b)  of  the  Act:         None

Securities  registered  pursuant  to  Section  12(g)  of  the  Act: Common Stock



                                  INTRODUCTION

     This current report discloses the retirement of one officer and the appointment of another. Please see Item 6.


     ITEM  1.  CHANGE  OF  CONTROL  OF  REGISTRANT.  None.

     ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.  None

     ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.  None.

     ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.  None.

     ITEM  5.  OTHER  EVENTS.  None.

     ITEM 6. CHANGES OF REGISTRANT'S DIRECTORS. Jeffery A. Harry, one of our two former officer/directors has retired from all corporate office. Jena Minnick Harry remains on the Board, and continues to serve as Secretary-Treasurer of our corporation. Jennifer Stone has been appointed to serve as our second Director, and to become our President, both to serve until the next meeting of shareholders.

     JENNIFER STONE (age 26) received her Bachelor of Fine Arts from Rocky Mountain College of Art & Design in April 2000, where she pursued her interest in design. While attending school she worked for three years for Re/Max Southeast as an associate graphic designer. She then commenced her apprenticeship with Factory Design Labs (April 1998-January 1999). She was a

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freelance  designer  for  various clients from June of 1999 to the present. From
June 2000 through March 2001, she held the position of Junior Art Director of Impiric/Young & Rubican. In February 2001, she formed her own art direction and design firm, Jen Stone & Associates, which firm continues to the present. She brings to us skills in Adobe Photoshop, Adobe Illustrator, QuarkXpress, Microsoft Office, Dreamweaver, Director and Flash. Her clients have included Sony, Taco Bell, Lincoln-Mercury, El Torito, among others less well known.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

                          WEBSERVICE INNOVATIONS, INC.

                                       by
Dated:  February  11,  2002


/s/Jennifer  Stone                      /s/Jena  M.  Harry
   Jennifer  Stone                         Jena  M.  Harry
   president/director                      secretary/treasurer/director

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